First Trust Advisors L.P.
                120 East Liberty Drive, Suite 400
                    Wheaton, Illinois  60187



                          July 15, 2011


First Trust Portfolios L.P.
120 East Liberty Drive, Suite 400
Wheaton, Illinois  60187



     Re:        The First Trust GNMA, Series 115

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
174903 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


                          Sincerely,

                          First Trust Advisors L.P.



                          Jason T. Henry
                          Senior Vice President